Exhibit 5.1

Smith, Anderson, Blount, Dorsett, Mitchell& Jernigan, L.L.P.

OFFICES Wells Fargo Capitol Center 150 Fayetteville Street, Suite 2300 Raleigh, North Carolina 27601 __________	October 21, 2016	Mailing Address P.O. Box 2611 Raleigh, North Carolina 27602-2611 __________ TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

Primo Water Corporation

101 North Cherry Street

Suite 501

Winston-Salem, NC 27101

         Re:           Primo Water Corporation – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Primo Water Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed issuance of (i) up to 3,190,924 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) up to 3,657,000 warrants representing the right to purchase shares of Common Stock (the “Warrants”) and (iii) up to 2,000,000 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of the Warrants, in each case pursuant to the transactions contemplated by the Agreement and Plan of Merger, dated as of October 9, 2016 (the “Merger Agreement”), by and among the Company, Primo Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, Glacier Water Services, Inc., a Delaware corporation, and David Shladovsky, as Stockholder Representative.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the exhibits thereto, (ii) the Merger Agreement, (iii) the Company’s Sixth Amended and Restated Certificate of Incorporation, (iv) the Company’s Amended and Restated Bylaws, (v) the form of warrant agreement relating to the Warrants, including the form of Warrants (the “Warrant Agreement”) and (vi) such other corporate documents, records and proceedings, minutes, consents, actions and resolutions, as we have deemed necessary for the purposes of this opinion letter.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conforming to originals of all documents submitted to us as copies, and the authenticity of originals of such copies. We have also considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. With respect to certain facts, and without investigation or analysis of any underlying data contained therein, we have considered it appropriate to rely upon certificates or other comparable documents of public officials, and officers or other representatives of the Company.

Primo Water Corporation

October 21, 2016

Based upon and subject to the foregoing and the further qualifications, assumptions and limitations stated herein, it is our opinion that:

(1)     the Shares, the Warrants and the Warrant Shares have each been duly authorized;

(2)     when the Registration Statement becomes effective under the Act, the Merger (as defined in the Merger Agreement) is consummated and becomes effective in accordance with the terms of the Merger Agreement, and the Shares have been issued and delivered in accordance with the terms of the Merger Agreement and pursuant to the Registration Statement, and upon either (i) the countersigning of the certificates representing the Shares by a duly authorized signatory of the registrar for the Common Stock or (ii) the book entry of the Shares by the transfer agent for the Common Stock, the Shares will be validly issued, fully paid and nonassessable;

(3)     when the Registration Statement becomes effective under the Act, the Merger is consummated and becomes effective in accordance with the terms of the Merger Agreement, and the Warrants have been executed and delivered by the Company in accordance with the terms of the Merger Agreement and the Warrant Agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

(4)     when the Registration Statement becomes effective under the Act, the Merger is consummated and becomes effective in accordance with the terms of the Merger Agreement, the Warrants have been issued in accordance with the terms of the Merger Agreement and the Warrant Agreement, and the Warrant Shares have been issued and delivered against payment of the exercise price therefor in accordance with the terms of the Warrant Agreement, and pursuant to the Registration Statement, and upon either (i) the countersigning of the certificates representing such Warrant Shares by a duly authorized signatory of the registrar for the Common Stock, or (ii) the book entry of such Warrant Shares by the transfer agent for the Common Stock, such Warrant Shares will be validly issued, fully paid and nonassessable.

The opinions expressed above are subject to the following assumptions, qualifications, and limitations:

(1)     This opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, and similar laws affecting the enforcement of creditors’ rights generally.

(2)     This opinion is subject to the effect of general principals of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.

Primo Water Corporation

October 21, 2016

(3)     We express no opinion as to the enforceability of any provisions contained in the Warrant Agreement that (i) purport to excuse a party for liability for its own acts, (ii) purport to make void any act done in contravention thereof, (iii) purport to authorize a party to act in its sole discretion or provide that determination by a party is conclusive, (iv) require waivers or amendments to be made only in writing, or (v) purport to effect waivers of constitutional, statutory or equitable rights or the effect of applicable laws.

(4)     We do not express any opinion as to the enforceability of provisions of the Warrant Agreement purporting to require a party thereto to pay or reimburse attorneys’ fees incurred by another party, or to indemnify another party therefore, which provisions may be limited by applicable statutes and decisions relating to the collection and award of attorneys’ fees.

(5)     We do not express any opinion as to the enforceability of provisions relating to evidentiary standards or other standards by which the Warrant Agreement is to be construed.

(6)     We do not express any opinion as to the enforceability of severability provisions.

(7)     With respect to the opinion expressed in paragraph 3 above, we are assuming that the Warrant Agreement has been executed in the form reviewed by us and has not been terminated or amended.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinions given herein, may be inferred or implied herefrom. The opinions expressed herein are limited to matters governed by the General Corporation Law of the State of Delaware, and no opinion is expressed herein as to the laws of any other jurisdiction. The opinions expressed herein do not extend to compliance with federal or state securities laws relating to the sale of the Shares, the Warrants or the Warrant Shares. The opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendment thereto. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Sincerely yours,

/s/ Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.